Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Quarterly Report on Form 10-Q

for the Period Ended June 30, 2024

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Aspira Women’s Health Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.
The Company’s quarterly report on Form 10-Q for the period ended June 30, 2024, (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2024	/s/ Nicole Sandford
Nicole Sandford Chief Executive Officer (Principal Executive Officer)

Date: August 13, 2024	/s/ Nicole Sandford
Nicole Sandford Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.